Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Reports Unaudited Fiscal 2013 Second-Quarter Results

Continued execution of the strategy results in second-quarter adjusted net income of $0.06 per diluted share and a GAAP loss of $0.02 per share

ATLANTA—Oct. 25, 2012—Agilysys, Inc. (Nasdaq: AGYS), a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries, today announced unaudited financial results for the fiscal 2013 second quarter ended September 30, 2012.

Summary Fiscal 2013 Second-Quarter Unaudited Financial Results From Continuing Operations

•

Total net revenue increased 3% to $54.2 million, compared with $52.7 million in last year’s second quarter. This increase was led by the Hospitality segment, which was up 9% year over year, while the Retail segment was down 1%.

•	Gross margin improved to 40.7% from 39.9% in the same prior-year period.

•

Adjusted operating income (excluding stock-based compensation, amortization of acquisition-related intangibles and other one-time items) increased to $1.2 million, reversing the prior-year adjusted operating loss of $0.7 million. (See reconciliation below.)

•

Adjusted net income (non-GAAP) from continuing operations grew to $1.3 million, or $0.06 per diluted share, compared with the adjusted net loss of $1.6 million, or ($0.07) per share, last year. (See reconciliation below.)

•	GAAP net loss narrowed to $0.4 million, or ($0.02) per share, from the loss of $3.6 million, or ($0.16) per share, for the same period in the prior fiscal year.

•

Operating results from the former Technology Solutions Group (TSG), including the gain on sale, as well as its assets and liabilities, are reported as components of discontinued operations during fiscal 2012.

“Our teams, customers and markets have responded extremely well to the business strategy we began implementing more than a year ago. The strategy of focusing on higher-margin products and emphasizing recurring revenue contracts continues to result in positive operational results,” commented President and CEO James Dennedy. “Equally important is that we have continued to make significant investments in product development while effectively managing our operating expense to drive improving profitability.”

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

Summary Fiscal 2013 First-Half Unaudited Financial Results From Continuing Operations

•	Total net revenue increased modestly to $105.9 million, compared with $105.3 million in last year’s first half. The Hospitality segment grew 11% year over year, while the Retail segment declined 7%.

•	Gross profit increased 9% to $42.5 million, compared with $39.1 million, due to gross margin expansion of 300 basis points to 40.1%, from 37.1% in the first half of the prior fiscal year.

•

Adjusted operating income (excluding stock-based compensation, amortization of acquisition-related intangibles and other one-time items) increased sharply to $2.2 million, reversing the prior-year adjusted operating loss of $3.2 million. (See reconciliation below.)

•

Adjusted net income (non-GAAP) from continuing operations grew to $2.0 million, or $0.09 per diluted share, compared with the adjusted net loss of $4.4 million, or ($0.19) per share, in fiscal 2012’s first half. (See reconciliation below.)

•	GAAP net loss narrowed to $2.1 million, or ($0.10) per share, from the loss of $10.4 million, or ($0.46) per share, for the same period in the prior fiscal year.

Chief Financial Officer Robb Ellis added, “We are very pleased with our first-half results and the momentum the Company is gaining in the markets we serve. Early last year, we initiated a strategy to re-focus our business, and our financial results validate the pursuit of this strategy. Our confidence and visibility in meeting previously disclosed guidance continues to increase and, as such, we are reaffirming our previously stated guidance.”

Outlook

The Company is reaffirming previous guidance for fiscal 2013 as follows:

Full-year consolidated revenue is expected to be between $208 million and $211 million. Adjusted operating income is anticipated to be in a range of $3.5 million to $4.5 million, reversing the $7.9 million adjusted operating loss in fiscal 2012. Full-year adjusted net income per share is anticipated to improve from the $0.39 loss reported for fiscal 2012 to positive adjusted net income per diluted share of between $0.16 and $0.21 in the current year.

Conference Call Information

A conference call will be held today, Oct. 25, 2012, at 8:30 a.m. ET to review unaudited second-quarter fiscal 2013 results. To participate in the live call, dial 877-317-6789 (International: 412-317-6789) 10 minutes before the call begins, or 8:20 a.m. ET. The conference ID is 10019256. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.

To be added to Agilysys’ email distribution list, please click on the link below:

http://www.agilysys.com/home/InvestorRelations/

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

Forward-Looking Language

This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2012. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share and adjusted cash flow from operations. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss), and adjusted cash flow from operations to the comparable GAAP measures.

Guidance

Guidance figures are based on the company’s current estimates and are subject to change by factors outside the company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results may vary.

About Agilysys

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general and specialty retail businesses and partners. Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

# # #

Investor Contact:

Robb Ellis

Chief Financial Officer

Agilysys, Inc.

770-810-7800

Robb.Ellis@agilysys.com

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Net revenue:
Products	$24,934	$26,708	$49,052	$54,662
Support, maintenance and subscription services	19,506	17,904	37,942	35,429
Professional services	9,806	8,073	18,898	15,185

Total net revenue	54,246	52,685	105,892	105,276
Cost of goods sold:
Products	19,024	20,297	37,883	43,605
Support, maintenance and subscription services	7,069	6,579	13,868	13,047
Professional services	6,072	4,810	11,682	9,537

Total cost of goods sold	32,165	31,686	63,433	66,189

Gross profit	22,081	20,999	42,459	39,087
Operating expenses:
Product development	9,372	7,711	15,657	15,656
Sales and marketing	4,693	5,897	10,614	11,460
General and administrative	6,592	7,494	13,401	16,147
Depreciation of fixed assets	691	1,102	1,391	2,114
Amortization of intangibles	842	937	1,722	1,868
Asset impairment and related charges	—	—	208	—
Restructuring, severance and other charges	430	3,688	1,555	6,034

Operating loss	(539)	(5,830)	(2,089)	(14,192)
Other (income) expenses :
Interest income	(4)	(17)	(8)	(50)
Interest expense	18	539	169	877
Other expenses (income), net	(161)	308	(18)	271

Loss before income taxes	(392)	(6,660)	(2,232)	(15,290)
Income tax benefit	(41)	(3,106)	(88)	(4,857)

Loss from continuing operations	(351)	(3,554)	(2,144)	(10,433)
Income from discontinued operations, net of taxes	—	10,487		11,138

Net (loss) income	$(351)	$6,933	$(2,144)	$705

Net (loss) income per share – basic and diluted:
Loss from continuing operations	$(0.02)	$(0.16)	$(0.10)	$(0.46)
Income from discontinued operations	—	0.46	—	0.49

Net (loss) income per share	$(0.02)	$0.30	$(0.10)	$0.03

Weighted average shares outstanding:

Basic and diluted	21,883	22,853	21,860	22,903

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

(UNAUDITED)

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	Reportable Segments		Corporate/ Other	Consolidated	Reportable Segments		Corporate/ Other	Consolidated
(In thousands)	HSG	RSG			HSG	RSG
Net revenue:
Products	$7,281	$17,653	$—	$24,934	$7,235	$19,473	$—	$26,708
Support, maintenance and subscription services	12,958	6,548	—	19,506	11,411	6,493	—	17,904
Professional services	3,994	5,812	—	9,806	3,630	4,443	—	8,073

Total net revenue	$24,233	$30,013	$—	$54,246	$22,276	$30,409	$—	$52,685

Gross profit	$15,857	$6,224	$—	$22,081	$14,233	$6,766	$—	$20,999
Gross profit margin	65.4%	20.7%		40.7%	63.9%	22.2%		39.9%

Operating income (loss)	$3,212	$2,124	$(5,875)	$(539)	$1,189	$1,921	$(8,940)	$(5,830)
Interest expense, net	—	—	14	14	—	—	522	522
Other (income) expense, net	—	—	(161)	(161)	—	—	308	308

Income (loss) from continuing operations before income taxes	$3,212	$2,124	$(5,728)	$(392)	$1,189	$1,921	$(9,770)	$(6,660)

	Six Months Ended September 30, 2012				Six Months Ended September 30, 2011
	Reportable Segments		Corporate/ Other	Consolidated	Reportable Segments		Corporate/ Other	Consolidated
	HSG	RSG			HSG	RSG
Net revenue:
Products	$13,836	$35,216	$—	$49,052	$11,781	$42,881	$—	$54,662
Support, maintenance and subscription services	25,351	12,591	—	37,942	23,048	12,381	—	35,429
Professional services	7,404	11,494	—	18,898	6,981	8,204	—	15,185

Total net revenue	$46,591	$59,301	$—	$105,892	$41,810	$63,466	$—	$105,276

Gross profit	$30,522	$11,937	$—	$42,459	$26,230	$12,857	$—	$39,087
Gross profit margin	65.5%	20.1%		40.1%	62.7%	20.3%		37.1%

Operating income (loss)	$6,256	$3,842	$(12,187)	$(2,089)	$211	$3,730	$(18,133)	$(14,192)
Interest expense, net	—	—	161	161	—	—	827	827
Other (income) expenses, net	—	—	(18)	(18)	—	—	271	271

Income (loss) from continuing operations before income taxes	$6,256	$3,842	$(12,330)	$(2,232)	$211	$3,730	$(19,231)	$(15,290)

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	March 31, 2012
(In thousands, except share data)	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$77,327	$97,587
Accounts receivable, net of allowance of $638 and $632, respectively	33,710	32,531
Inventories	12,164	15,710
Prepaid expenses	2,937	2,975
Other current assets	1,856	5,492

Total current assets	127,994	154,295
Property and equipment, net	15,396	16,504
Goodwill	15,223	15,198
Intangible assets, net of accumulated amortization of $22,638 and $21,560, respectively	14,951	14,135
Other non-current assets	4,132	4,007

Total assets	$177,696	$204,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,048	$24,938
Deferred revenue	20,128	28,441
Accrued and other current liabilities	11,515	23,983
Capital lease obligations – current	429	647

Total current liabilities	53,120	78,009
Deferred income taxes – non-current	5,170	5,135
Capital lease obligations – non-current	501	347
Other non-current liabilities	5,802	6,210
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,141,539 and 21,875,850 shares outstanding at September 30, 2012 and March 31, 2012, respectively	9,482	9,482
Treasury shares (9,465,292 shares at September 30, 2012 and 9,730,981 shares at March 31, 2012 )	(2,839)	(2,919)
Capital in excess of stated value	(15,348)	(16,032)
Retained earnings	121,732	123,876
Accumulated other comprehensive income	76	31

Total shareholders’ equity	113,103	114,438

Total liabilities and shareholders’ equity	$177,696	$204,139

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)	Six Months Ended September 30,
	2012	2011
Operating activities:
Net (loss) income	$(2,144)	$705
Income from discontinued operations	—	11,138

Loss from continuing operations	(2,144)	(10,433)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	1,555	6,034
Payments for restructuring charges	(5,938)	(998)
Asset impairments and related charges	208	—
Depreciation	1,391	2,114
Amortization	2,220	3,376
Stock based compensation	831	1,989
Changes in operating assets and liabilities:
Accounts receivable	(1,171)	3,510
Inventories	2,773	(3,039)
Accounts payable	(4,101)	(1,935)
Deferred revenue	(8,242)	(8,881)
Accrued and other liabilities	(8,892)	4,239
Income taxes payable	(274)	(763)
Other changes, net	12	(378)

Net cash used in operating activities from continuing operations	(21,772)	(5,165)
Net cash used in operating activities from discontinued operations	—	(27,132)

Net cash used in operating activities	(21,772)	(32,297)

Investing activities:
Proceeds from the sale of TSG	—	59,470
Proceeds from the sale of marketable securities	4,347	2,036
Capital expenditures	(2,405)	(1,464)
Investments in Company-owned life insurance policies and marketable securities	(42)	(68)

Net cash provided by investing activities from continuing operations	1,900	59,974
Net cash provided by investing activities from discontinued operations	—	—

Net cash provided by investing activities	1,900	59,974

Financing activities:
Exercise of employee stock options	67	210
Repurchases of shares to satisfy employee tax withholding and option price	(134)	(1,182)
Repurchase of common stock	—	(6,617)
Principal payment under long-term obligations	(399)	(551)

Net cash used in financing activities from continuing operations	(466)	(8,140)
Net cash used in financing activities from discontinued operations	—	(78)

Net cash used in financing activities	(466)	(8,218)

Effect of exchange rate changes on cash	78	(151)

Cash flows (used in) provided by continuing operations	(20,260)	46,518
Cash flows used in discontinued operations:	—	(27,210)

Net (decrease) increase in cash	(20,260)	19,308
Cash and cash equivalents at beginning of period	97,587	74,354

Cash and cash equivalents at end of period	$77,327	$93,662

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Operating loss	$(539)	$(5,830)	$(2,089)	$(14,192)
Stock-based compensation expense	477	510	831	1,989
Amortization of intangibles	842	937	1,722	1,868
Asset impairments and related charges	—	—	208	—
Impact from revision to prior period financial statements	—	—	—	1,127
Restructuring, severance and other charges	430	3,688	1,555	6,034

Adjusted operating income (loss) from continuing operations (a)	1,210	(695)	2,227	(3,174)

Other (income) expense, net	(147)	830	143	1,098
Cash income tax expense (b)	27	35	63	159

Adjusted net income (loss) (a)	$1,330	$(1,560)	$2,021	$(4,431)

Weighted average shares outstanding:
Basic and diluted	21,883	22,853	21,860	22,903

Adjusted net income (loss) per share (a):
Basic and diluted	$0.06	$(0.07)	$0.09	$(0.19)

(a)	Non-GAAP financial measure
(b)	Taxes calculated based upon our cash tax rate for the three and six months ended September 30, 2012 and 2011.

AGILYSYS, INC.

RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS

(UNAUDITED)

(In thousands)	Six Months Ended September 30,
	2012	2011
Operating activities:
Net cash used in continuing operations	$(21,772)	$(5,165)
Non-recurring cash items:
Restructuring payments	5,938	998
BEP/SERP payments	6,271	1,844

Adjusted cash used in continuing operations	$(9,563)	$(2,323)

AGILYSYS, INC.    •    1000 WINDWARD CONCOURSE    •    ALPHARETTA, GA 30005    •    WWW.AGILYSYS.COM